UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934
       Date of Report (Date of earliest event reported): December 2, 2005

                          FOODARAMA SUPERMARKETS, INC.
             (Exact name of registrant as specified in its charter)

        New Jersey                   1-5745-1                 21-0717108
      (State or other        (Commission File Number)        (IRS Employer
      jurisdiction of                                   Identification Number)
      incorporation)
                              Building 6, Suite 1
                                 922 Highway 33
                           Freehold, New Jersey 07728
          (Address of principal executive offices, including zip code)
             Registrant's telephone number, including area code: (732) 462-4700



               (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[__] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[__]  Soliciting material pursuant to Rule 14a-12 under the Exchange
      Act (17 CFR 240.14a-12)
[__] Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))
[__] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

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Item 8.01.  Other Events
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On December 2, 2005, Foodarama Supermarkets, Inc. (the "Company") issued a press release announcing that it has received a non-binding proposal for a going private transaction from a purchaser group consisting of Joseph J. Saker, the Company's Chairman of the Board, Richard J. Saker, the Company's Chief Executive Officer and President, and six other members of the family of Joseph J. Saker who are shareholders of the Company. The transaction would result in the acquisition by a corporation formed by the purchaser group of all of the outstanding shares of common stock of the Company not already owned by the members of the purchaser group at a price of $52 per share. The purchaser group currently owns or controls approximately 51% of the Company's issued and outstanding common stock. A copy of the press release is attached as Exhibit
99.1 hereto.

Item 9.01.  Financial Statements and Exhibits
            ---------------------------------

     Exhibit No.            Description
     -----------            -----------
        99.1                Press Release dated December 2, 2005

                                   SIGNATURES



      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    FOODARAMA SUPERMARKETS, INC.
                                               (REGISTRANT)

                         By:  /s/ Michael Shapiro
                               --------------------
                               Michael Shapiro
                               Senior Vice President and Chief Financial Officer


Date:  December 2, 2005

                                                                   EXHIBIT 99.1

                                            CONTACT:    Michael Shapiro
                                                        Senior Vice President
                                                        Chief Financial Officer
                                                        (732) 294-2270

FOR IMMEDIATE RELEASE

FOODARAMA SUPERMARKETS, INC.
RECEIVES GOING PRIVATE PROPOSAL

      Freehold, N.J., December 2, 2005 - Foodarama Supermarkets, Inc. (ASE-FSM) (the "Company" or "Foodarama") today announced that it has received a non-binding proposal for a going private transaction from a purchaser group led by Joseph J. Saker, the Company's Chairman of the Board, Richard J. Saker, the Company's Chief Executive Officer and President, and six other members of the family of Joseph J. Saker who are shareholders of the Company.

      The proposed transaction would result in the acquisition by a corporation formed by the purchaser group of all of the outstanding shares of Foodarama common stock not already owned by the members of the purchaser group at a price of $52 per share, which represents a premium of 40.5 percent over the closing price of $37 per share on December 1, 2005, and a premium of 35.3 percent over the average closing price over the last 30 calendar days. The purchaser group currently owns or controls approximately 51 percent of Foodarama's issued and outstanding common stock. The purchaser group has informed the Company that, prior to making the offer and after protracted discussions, the purchaser group was advised by the holder of approximately 12% of Foodarama's outstanding shares that such holder would be willing to participate in a transaction in which the purchaser group acquired his shares at a price of $52 per share.

      The Board of Directors has formed a Special Committee consisting of three independent directors to review the proposed transaction. The Special Committee will retain independent legal counsel and an independent financial advisor to assist it in evaluating the proposed transaction on behalf of the public shareholders.

      The proposed transaction is subject to certain conditions, including, among others, a condition that the acquiring company hold at least 90% of Foodarama's common stock after the closing of the tender offer, the requisite consent of Wakefern Food Corporation and a condition that the Foodarama shareholders approve an agreement and plan of share exchange pursuant to which each outstanding share of Foodarama common stock would be exchanged for one share of common stock of a newly formed Delaware corporation. The share exchange would be followed by a merger of the Delaware corporation into the acquiring company pursuant to which shareholders who did not tender shares in the tender offer would receive $52 in exchange for their shares of the Delaware corporation that they receive in the share exchange. As a result of the tender offer, the share exchange and the merger, Foodarama would become a wholly owned subsidiary of the acquiring company and there would no longer be a public market for Foodarama common stock.

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Certain information included in this press release and other Company filings
(collectively, the "SEC filings") under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (as well as information communicated orally or in writing between the dates of such SEC filings) contains or may contain forward looking information that is subject to certain risks, trends, and uncertainties that could cause actual results to differ materially from expected results.
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
      The purchaser group has obtained a commitment for the financing of the proposed transaction and a refinancing of the Company's existing loans from GMAC Commercial Finance LLC. Approximately 6% of the funds provided by GMAC Commercial Finance LLC may also be used to finance the purchase of certain shares held by certain members of the purchaser group.

      This press release is not a substitute for any tender offer statement or other filing that may be made with the Securities and Exchange Commission if the proposed transaction goes forward. If such documents are filed with the SEC, investors are urged to read them because they will contain important information. Any such documents, once filed, will be available, free of charge, at the SEC's website (www.sec.gov) and from Foodarama Supermarkets, Inc.

      The Company operates a chain of 26 supermarkets located in Central New Jersey, as well as two liquor stores and one garden center, all licensed as ShopRite. The Company also operates a central food processing facility to supply its stores with certain meat products, various prepared salads, prepared foods and other items, and a central baking facility which supplies its stores with bakery products. The Company is a member of Wakefern Food Corporation, the largest retailer-owned food cooperative warehouse in the United States and owner of the ShopRite name.

      This press release includes forward-looking statements within the meaning of federal securities laws that are subject to risks and uncertainties, including the inability to satisfy the conditions to any proposed transaction, general economic conditions and other factors that may be identified in filings made with the SEC by the Company or the purchaser group.


                                            ###
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Certain information included in this press release and other Company filings
(collectively, the "SEC filings") under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (as well as information communicated orally or in writing between the dates of such SEC filings) contains or may contain forward looking information that is subject to certain risks, trends, and uncertainties that could cause actual results to differ materially from expected results.
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